UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO
REGULATION A OF THE SECURITIES ACT OF 1933

 For the fiscal year ended December 31, 2019

GolfSuites 1, Inc.

(Exact name of issuer as specified in its charter)

Delaware	83-2379196
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

2738 Falkenburg Road S. Riverview, Florida	33578
(Address of principal executive offices)	(Zip code)

(813) 621-5000

(Registrant’s telephone number, including area code)

Class A Preferred Stock

(Title of each class of securities issued pursuant to Regulation A)

Explanatory Note

On April 29, 2020, GolfSuites 1, Inc. (the “company”) filed a Current Report on Form 1-U in which the company stated that it would not be able to meet the filing deadline of April 29, 2020, for its annual report on Form 1-K for the year ended December 31, 2019 due to circumstances related to COVID-19. As a result, the company took advantage of relief afforded under Rule 257(f) under the Securities Act to file its Form 1-K as soon as possible. The company had been unable to complete its audit because critical executives, staff and outside professionals have been absent due to the virus.

In this annual report, the term “GolfSuites 1,” “we,” “us, “our” or “the company” refers to GolfSuites 1, Inc., a Delaware corporation.

THIS ANNUAL REPORT MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

IMAGES CONTAINED IN THIS ANNUAL REPORT ARE ARTIST’S IMPRESSIONS AND THE ACTUAL FACILITIES MAY VARY.

Item 1. Business

SUMMARY

GolfSuites 1, Inc. is an early stage hospitality and entertainment company devoted to the development and operation of golf driving range and entertainment centers in the United States. The company will purchase or lease the land and manage the zoning, entitlement, design, construction and operation of the planned facilities.

The company will operate under the brand name “GolfSuites” and is a subsidiary of KGEM Golf, Inc. (“KGEM”). KGEM was incorporated in 2018 as a successor entity to KGE, LLC, which was created in 2016 to develop and operate a national chain of golf driving range entertainment centers.

GolfSuites 1 is targeting avid and novice golfers, families, millennials and other segments seeking recreation, hospitality, and entertainment in golf-themed complexes. The facilities will be designed to effectively host corporate meetings, fund raising events, national skill event qualifiers and professional showcase events.

The company was incorporated in Delaware on October 25, 2018 as KGEM Golf Midwest, Inc. On January15, 2019 the company changed its name to GolfSuites 1, Inc. GolfSuites 1 is not currently profitable.

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Our plan to differentiate ourselves from competitors

GolfSuites 1 intends to provide a realistic golf experience so that it can better appeal to avid and moderate golfers. Climate-controlled semi-private golf suites open up to the golf target field and incorporate comfortable seating, ball dispensers, club storage, gaming and media displays. In addition to hospitality, entertainment, events and family fun, the company plans to appeal to a wide demographic. The company believes that it will be able to leverage the following advantages:

•	Realistic Golf Experience:

o	Skill-based gaming and simulated play golf built into a 300+ yard range.

▪	The golf target field consists of multiple simulated green sites and simulated water and sand hazards allowing for accelerated hole play as well as skill-based gaming.

o	“Real” golf balls that simulate more life-like play.

▪	The golf balls have the ability to simulate life-like play because they are of premium quality and durability and do not incorporate an electronic chip which would impact their balance and overall efficacy.

•	Superior Technology:

o	Radar technology allows players to measure their ball flight to within 3-4 inches.

o	Ball flight data including ball speed, direction and distance provided in each suite

o	Ability to simulate play on famous golf courses.

o	Video swing analysis.

o	Gaming and data analytics that can be shared with others on social media.

•	Holistic Game Improvement: The company will offer a premier coaching and holistic game improvement center:

o	The Golf Academy (the “Golf Academy”), based on the successful model of The Golf Room (the “Golf Room”) located in Dublin, Ohio.

o	The Golf Room was founded by Kyle Morris, a former PGA Tour player and a nationally renowned golf instructor and coach.

o	At each Golf Academy, players will be able to access swing instruction, golf fitness and rehabilitation, mental sports performance, and college golf recruiting.

•	Enhanced Guest Experiences:

o	VIP Member concierge and hosts.

o	VIP Member Select Suites.

o	Men’s and women’s member locker rooms.

o	Second floor covered drive-up arrival zone.

o	Improved digital experiences for guest engagement before, during and after onsite visits.

o	Online reservation system.

o	Onsite games including pinball, pool and corn hole.

o	Onsite and post-visit engagement and social sharing.

•	Interactive Games and Contests:

o	Ability for customers to compete against other suites and customers with closest to the pin, long drive and other skill-based games.

o	A software application which will allow players to satisfy their desire to play an 18-hole golf round in 1.5 hours instead of the traditional 3-4 hours.

•	Women Designed Programs and Coaching: These include learn-to-play days and women-only events and leagues.

•	Beginner Player Designed Programs and Coaching: These include learn-to-play days and beginner player events and leagues.

•	Upgraded Amenities: These include the following:

o	Luxury bathrooms.

o	Child care.

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o	Business networking zones.

o	Conference rooms.

o	Free high-speed Wi-Fi.

o	Family restrooms and changing areas.

•	Healthy and Localized Menus: chef-inspired authentic healthy menu offerings, farm to table sourcing, localized craft beers and select menu items to appeal to regional customers’ tastes, seasonality and lifestyles.

THE COMPANY’S BUSINESS

Overview

GolfSuites 1, Inc. is an early stage hospitality and entertainment company devoted to the development and operation of golf driving range and entertainment centers in the United States. The company will purchase the land and manage zoning, entitlement, design, construction and operation of the planned facilities. The company will operate under the brand name “GolfSuites” and is a subsidiary of KGEM.

The company is targeting avid and novice golfers, families, millennials and other demographic groups seeking recreation, hospitality and entertainment in golf-themed complexes. The facilities will be designed to effectively host corporate meetings, fund raising events, national skill event qualifiers and professional showcase events.

Principal Products and Services

Currently, the company is at the earliest stages of development. The company has not yet purchased land for Phase I Construction of its first location. The company believes that it will take approximately 24 months after land purchase to complete Phase I Construction. Upon completion of Phase I Construction the relevant facility will be operational.

Location and size of each facility

The company considers the following factors when determining the location and size of each facility:

•	Large and mid-size populations within metropolitan areas.
•	University communities with populations of at least 100,000.
•	Millennial populations within and give trade market.
•	The proximity to major highway, interstate access other large entertainment facilities, restaurant and recreational attractions.
•	Ongoing growth trends in the selected area.
•	Proximity of select population bases including: university students, types of housing developments and employment rates.
•	Whether a local government is cooperative and favors the development of leisure facilities.
•	Cost of land.
•	Availability and potential threat of competitor facilities within the vicinity.
•	Favorable mortgage/lender terms and relationships.

Financing the facilities

The company intends to purchase the land for Phase I Construction with a combination of the following:

•	The proceeds of this offering (see “Use of Proceeds”).
•	Funds advanced to GolfSuites 1 by KGEM.
•	Mortgage financing provided by banks, private equity funds, lending-REITs and/or other financial institutions.

Sourcing the facilities

The company has engaged various regional and national real estate brokerages to source potential sites. We have not yet sourced specific properties that we believe could become our first location; however various sites are under review. The company anticipates that it may acquire land, depending on access to capital or financing, in the first half of 2020.

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Facility design and construction

The company has not yet sourced quotes for the construction and design of its first facility.

Management of the facility

KGEM will oversee the management of all GolfSuites 1 locations. GolfSuites 1 will directly employ management teams and staff to operate all GolfSuites 1 locations.

The experience

The company intends to offer customers fun, entertainment, high quality food, creative menus, unique beverages, golf and thoughtfully designed suites to aid in a superior customer experience.

The company intends to build each facility with the following specifications:

•	60-100 climate-controlled suites that open to a 300+ yard golf range. The suites offer comfortable seating, special computer tracking to monitor golf gaming and ball flight data, tee boxes, and large screen monitors to watch sports.
•	Multiple indoor/outdoor bars.
•	Restaurants.
•	VIP Member “Select Suites.”
•	Family-friendly restrooms and changing areas.
•	Child care, play areas for kids.
•	Multiple meeting and conference rooms.
•	State-of-the-art golf academy and training center.
•	State-of-the-art putting course and short game area.

However, if an opportunity presents itself, the company may take over existing facilities either on an ownership or lease basis. In such an occurrence, the company intends to still follow a similar design and experience model with the facilities that it has developed and owns by itself. Further, the company may also develop golf driving range simulator lounges with full food and beverage compliment to be located in shopping centers and office buildings nationwide. The lounges will be smaller facilities and can be developed in a shorter timeframe with significantly less capital.

The Golf Academy will be based on PGA® professional and NBC Golf Academy® featured instructor, Kyle Morris and his successful studio, The Golf Room in Columbus, Ohio. Kyle’s advanced training and coaching techniques are aimed at improving an individual’s overall golf game. Located on the ground-floor level of each facility, the Golf Academy will consist of golf instruction, golf coaching, junior golf recruitment and advisory services, fitness and rehabilitation therapy, mental sports performance training and custom golf club and equipment fitting.

On February 15, 2019, KGEM entered into a License Agreement with Kyle Morris (the “Morris License Agreement”). Pursuant to the Morris License Agreement, a license is granted by Kyle Morris to KGEM to use his likeness, current business, and golf coaching concepts. In addition, it provides for a non-compete and a 10 year term.

On February 15, 2019, KGEM entered into a Consulting Agreement with Kyle Morris (the “Morris Consulting Agreement”). Pursuant to the Morris Consulting Agreement, protection of confidential information, non-competition and non-solicitation is provided for. In addition, it provides for a 10 year term and certain remedies.

Market Sector

GolfSuites 1 intends to participate in the recreational sporting and entertainment facilities market. We believe this market to be young, fast-growing and under-served. This market overlaps three growing, highly profitable markets: the golf market, the recreation/sporting entertainment sector and the food and beverage portion of the hospitality industry. GolfSuites 1 will be competing for revenues from customer spending in each of these three sectors.

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Target Audience

The company will have five primary target audiences:

•	Avid golfers,
•	Families looking for a fun experience for their kids and friends,
•	Businesses wanting team building, business gatherings, incentive rewards and corporate event venues with food and entertainment,
•	Experience Seekers, Millennials, Gen-Xers, Boomers seeking unique, fun night/weekend entertainment, and
•	Get together/Fundraiser planners – looking for unique locations for parties, celebrations and fund-raising events – may also be sold through “group sales” programs.

Operations

GolfSuites 1 intends to provide a realistic golf experience so that it can better appeal to avid and moderate golfers. Climate-controlled semi-private golf suites open up to the golf target field and incorporate comfortable seating, ball dispensers, club storage, gaming and media displays. In addition to hospitality, entertainment, events and family fun, the company plans to appeal to a wide demographic. The company believes that it will be able to leverage the following advantages:

•	Realistic Golf Experience:

o	Skill-based gaming and simulated play golf built into a 300+ yard range.
	▪	The golf target field consists of multiple simulated green sites and simulated water and sand hazards allowing for accelerated hole play as well as skill-based gaming.
o	“Real” golf balls that simulate more life-like play.
	▪	The golf balls have the ability to simulate life-like play because they are of premium quality and durability and do not incorporate an electronic chip which would impact their balance and overall efficacy.

•	Superior Technology:

o	Radar technology allows players to measure their ball flight to within 3-4 inches.
o	Ball flight data including ball speed, direction and distance provided in each suite
o	Ability to simulate play on famous golf courses.
o	Video swing analysis.
o	Gaming and data analytics that can be shared with others on social media.

•	Holistic Game Improvement: The company will offer a premier coaching and holistic game improvement center.

o	The Golf Academy (the “Golf Academy”), based on the successful model of The Golf Room (the “Golf Room”) located in Dublin, Ohio.
o	The Golf Room was founded by Kyle Morris, a former PGA Tour player and a nationally renowned golf instructor and coach.
o	At each Golf Academy, players will be able to access swing instruction, golf fitness and rehabilitation, mental sports performance, and college golf recruiting.

•	Enhanced Guest Experiences:

o	VIP Member concierge and hosts.
o	VIP Member Select Suites.
o	Men’s and Women’s member locker rooms.
o	Second floor covered drive up arrival zone.
o	Improved digital experiences for guest engagement before, during and after onsite visits.
o	Online reservation system.
o	Onsite games including pinball, pool and corn hole.
o	Onsite and post-visit engagement and social sharing.

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•	Interactive Games and Contests:

o	Ability for customers to compete against other suites and customers with closest to the pin, long drive and other skill-based games.
o	A software application which will allow players to satisfy their desire to play an 18-hole golf round in 1.5 hours instead of the traditional 3-4 hours.

•	Women Designed Programs and Coaching: These include learn-to-play days and women-only events and leagues.

•	Beginner Player Designed Programs and Coaching: These include learn-to-play days and beginner player events and leagues.

•	Upgraded Amenities: These include the following:

o	Luxury Bathrooms.
o	Child care.
o	Business networking zones.
o	Conference rooms.
o	Free high-speed Wi-Fi.
o	Family restrooms and changing areas.

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•	Healthy and Localized Menus: chef-inspired authentic healthy menu offerings, farm to table sourcing, localized craft beers and select menu items to appeal to regional customers’ tastes, seasonality and lifestyles.

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Management Services from KGEM

GolfSuites 1 entered into a management services agreement with KGEM on January 17, 2019 (the “Management Services Agreement”). Under that agreement, KGEM will manage GolfSuites 1 and allow GolfSuites 1 to use certain intellectual property and business concepts.

Direct capitalized costs and overhead expenses will be paid by GolfSuites 1 directly (e.g., salaries, board of director and board of advisor fees, employee benefits, and general administrative costs).

Indirect capitalized costs and overhead expenses will be paid by KGEM and then reimbursed by GolfSuites 1. Indirect capital costs and overhead expenses GolfSuites 1 will be reimburse in full by GolfSuites 1.

The initial term of the agreement is ten years and is automatically renewable. Either party can terminate the agreement by written notice 180 days prior to the end of the current term.

For additional information please see the Management Services Agreement, which is an Exhibit to this annual report

Further, it is the intent of KGEM that KGEM will enter into a participating lease agreement (“PLA”) with GolfSuites 1 and each Operating Subsidiary as needed. For example, in the event that KGEM uses capital to assist GolfSuites 1 or any Operating Subsidiary with the acquisition of land and for certain costs related to the entitlement and zoning for such land, KGEM will execute a PLA with the applicable Operating Subsidiary. PLAs allow for fixed lease payments plus allocations of revenue, wherein KGEM would receive larger lease payments from the applicable Operating Subsidiary in the event revenues increase. KGEM intends that the PLAs will allow for payments from the Operating Subsidiary to KGEM in amounts that closely approximate what would be KGEM’s share of net cash flows based on its pro-rata share of total development costs for the facilities owned by the applicable Operating Subsidiary.

KGEM and GolfSuites 1 have not yet entered into a PLA.

Competition

Direct competitors

Our largest competitor in this emerging market is TopGolf. As of June 2020, there are 59 branded TopGolf locations (56 in the US).   Its first facilities were developed less than 20 years ago, and according to public reporting TopGolf intends to add 7 - 10 new venues annually. Other competitors include local and regional facilities as well as other national chains, including DriveShack, 1Up Golf, Big Shots, Driv, 4ORE! and The Flying Tee.

Indirect competitors

Indirect competitors include sports-themed entertainment facilities with food and beverage offerings that revolve around other sports including, but not limited to bowling, ping pong, baseball, NASCAR, etc. These include PINS Mechanical, Main Event (40+ locations), Lucky Strike, Bowl More, iDrive NASCAR, iFly, and Dave & Buster’s (120+ locations), to name a few.

In addition, new entertainment themed centers are being developed within the US that merge retail, food and beverage, entertainment and hospitality into single, tightly-packed mixed-use destinations of 1-3 million square feet. These new developments include American Dream (Miami) and American Dream (NYC), as well as numerous other smaller developments throughout the US. Facilities like these typically include entertainment amenities such as water parks, skydiving, surfing, ice-rinks, drive-in movie theatres, hybrid golf facilities, miniature golf, theme parks, observation wheels, climbing walls, X4D movie theatres, and aquariums.

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Employees

The company currently has no employees, however, KGEM employs eight individuals, all of which spend approximately half of their time working on matters related to the company. The amount of time that an employee will dedicate to a specific Operating Subsidiary, including GolfSuites 1, will vary from week to week depending on the current needs of that company.

Pursuant to the Management Services Agreement, KGEM intends to oversee the development and construction of the first Northeastern facility. During the initial year of development and as the facility nears completion, the KGEM executives will commence hiring the full-time direct staff that GolfSuites 1 will then employ. Once the facility opens, its management will be turned over to the full-time direct staff, which staff will be managed by senior management personnel that KGEM hires.

Advisory Board

The advisory board includes the following individuals:

•	Bryan Langton
•	Douglas Barber

Regulation

It is likely that the following licenses and permits will be required to operate the Northeastern facilities. At this time, none of the licenses and/or permits have been acquired.

•	State liquor license.
•	State reuse/resale tax for products including but not limited to golf clubs, and apparel.
•	County resale tax certificate.
•	“Doing Business As” certificates for applicable states.
•	Health department and food service license for each facility.
•	Elevator and Fire department certifications, required annually.

Intellectual Property

KGEM has filed the following name trademarks:

•	GolfSuites
•	Off The Deck
•	FirstCut

KGEM intends to file patents and trademarks relating to the following:

•	enhanced golf gaming and skill related games that integrate with the Trackman Range platform and API.

Litigation

The company has no litigation pending and the management team is not aware of any pending or threatened legal action relating to the company business, intellectual property, conduct or other business issues.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the related notes included elsewhere in this Annual Report on Form 1-K. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ significantly from those discussed in the forward-looking statements. Unless otherwise indicated, the latest results discussed below are as of December 31, 2019.

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Overview

GolfSuites 1 is an early stage hospitality and entertainment company devoted to the development and operation of a golf driving range and entertainment centers in the United States. The company will purchase the land and manage the zoning, entitlement, design, construction and operation of the planned facilities.

The company anticipates that its revenues will come from the following activities:

•	individual and corporate membership sales,
•	food and beverage sales,
•	coaching and instruction services,
•	suite rentals,
•	retail sales,
•	sponsorships, advertising and naming rights and
•	contest and qualifier fees and ticket purchases

The company will collect revenue upon sale of an item (including: membership sales, food and beverage sales, apparel etc.) and recognize the revenue when the sale is made. Operating expenses currently consist of advertising and marketing expenses and general administrative expenses.

Results of Operations

The company was incorporated on October 25, 2018. For the years ended December 31, 2019 and December 31, 2018, we have had no operations and no revenues.

Total operating expenses for the year ended December 31, 2019 increase to $683,814 from $83,521 for the year ended December 31, 2018. Total operating expenses for the year ended December 31, 2019 increase to $455,123 from $157,375. For the year ended December 31, 2019, the company incurred $655,422 in advertising and marketing costs and $28,392 in general and administrative costs. For the year ended December 31, 2018, the company incurred $27,667 in advertising and marketing costs and $55,854 in general and administrative costs. The increase in advertising and marketing costs primarily related to costs associated with the Regulation A campaign.

As a result of the foregoing, the company generated a net loss for the years ended December 31, 2019 and 2018 of $683,814 from $83,521, respectively.

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Liquidity and Capital Resources

As of December 31, 2019, the company’s cash on hand was $32,866. Currently, the company is not generating a profit. Accordingly, since inception GolfSuites 1 has relied upon the cash advances from its current shareholder KGEM and management as well as funds raised in the company’s offering under Regulation A. The company plans to continue to try to raise additional capital through additional offerings and mortgage financing. Absent additional capital, the company may be forced to significantly reduce expenses and could become insolvent.

The company launched a Regulation A offering in May 2019, which terminated in May 2020. As of December 31, 2019, we have raised $381,295 from the sale of securities in that offering. The total amount raised in the offering was approximately $1,334,218.

Indebtedness

On November 10, 2018, the company received $65,655 from KGEM, pursuant to a Promissory Note for working capital to cover expenses and costs while preparing for the securities offering. As of December 31, 2019, the total amount due to KGEM is $1,028,739.

Trends

We are still a development stage company and are working on raising enough capital to begin development on one our facilities. Once we raise enough capital there will still be a lead time of approximately two years prior to receiving revenues from the facility.

GolfSuites 1 intends to participate in the recreational sporting and entertainment facilities market. We believe this market to be young, fast-growing and under-served. This market overlaps three growing, highly profitable markets: the golf market, the recreation/sporting entertainment sector and the food and beverage portion of the hospitality industry. GolfSuites 1 will be competing for revenues from customer spending in each of these three sectors. Since money spent in those sectors is discretionary income, we are reliant on economic trends in the United States, and specifically in the Midwest where we intend to develop our facilities.

At this point the impact of the COVID-19 pandemic on the company’s plans are unknown. The planned opening of potential facilities is still the future, and may occur after the requirements for social distancing. That said, while social distancing is still required, any operating facility may be limited to the number of potential customers it will be able to serve and limit our ability to function at capacity. To date, there have been limited restrictions on construction in the areas where we are considering opening our first facility.

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Item 3. Directors and Officers

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The table below sets forth the directors of the company   as of December 31, 2019.

Name	Position	Employer	Age	Term of Office (If indefinite give date of appointment)
Gerald Ellenburg	Director, CEO	GolfSuites 1, Inc.	70	November 8, 2018
Ryan Koenig	Director	GolfSuites 1, Inc.	41	November 8, 2018
Kyle Morris	Director	GolfSuites 1, Inc.	34	November 8, 2018
John Galvin	Director	GolfSuites 1, Inc.	55	November 8, 2018
Rod Turner	Director	GolfSuites 1, Inc.	63	December 19, 2018

The table below sets forth the officers and directors of KGEM as of December 31, 2019.

Name	Position	Employer	Age	Term of Office (If indefinite give date of appointment)
Gerald Ellenburg	Director Chairman Chief Executive Officer	KGEM Golf, Inc.	70	November 8, 2018
John Galvin	Director Chief Experience Officer	KGEM Golf, Inc.	55	November 8, 2018
Ryan Koenig	Director Chief Development Officer	KGEM Golf, Inc.	41	November 8, 2018
Kyle Morris	Director Chief Golf Officer	KGEM Golf, Inc.	34	November 8, 2018
Thomas Galvin	Hospitality Advisor	KGEM Golf, Inc.	62	November 8, 2018
Deb Miller	Strategy and Insights Advisor	KGEM Golf, Inc.	61	November 8, 2018
David A. Morris III	Consulting CFO	KGEM Golf, Inc.	61	November 8, 2018
Scott Smylie	General Counsel	KGEM Golf, Inc.	44	December 1, 2018

Gerald Ellenburg

Gerald Ellenburg (“Jerry”) is the Chairman and Chief Executive Officer of KGEM since August 2016. Jerry also serves as the Chairman and Chief Executive Officer of ERC Home Builders, Inc. (f/k/a, ERC Investment Properties, LLC) since March 2011. . Further, Jerry is the Chief Executive Officer of each Operating Subsidiary. Jerry has a total of 35 years of experience in the following areas:

•	real estate ownership,

•	management and the financing of multi-family properties and

•	management of over $750 million in debt and equity financings.

Jerry graduated from the University of California, Berkeley in 1971, and is a California-licensed CPA (inactive).

John Galvin

John Galvin is a Director and the Chief Experience Officer of KGEM since August 2016. From June 2017 until present, John has served as the Chief Branding and Experience Officer at Boulevard Strategies. John is the Founder and Chief Experience Officer of 7Nine Partners since January 2014. John has a total of 31 years in marketing, branding, experience design, advertising and promotion for companies including, but not limited to, Ford, JP Morgan Chase, Citi, Lowe’s, Victoria’s Secret, Champion Sportswear, and Dick’s Sporting Goods. John graduated from The Ohio State University in 1987.

Ryan Koenig

Ryan Koenig is a Director and the Chief Development Officer of KGEM since August 2016. Ryan also serves as President and Chief Operating Officer of ERC Homebuilders, Inc., a position he has held since December 2018. From March 2011 until the present, he has been the Chief Development Officer at eResidential and Commercial LLC (eRC Homes). Ryan has over 20 years of experience in real estate development and construction with the following companies: Wood Partners Camden Properties, Turner Construction and Zaremba Development. Ryan has overseen approximately $500 million in completed construction projects.

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Kyle Morris

Kyle Morris is a Director and Chief Golf Officer of KGEM since December 2017. Kyle is a member of the Professional Golf Association and from 2008 to 2015 he toured with the PGA national and international tournaments. Following eight wins worldwide, Kyle created The Golf Room, a holistic coaching facility in Dublin, Ohio in January, 2016. Kyle has been named by Golf Digest as one of the “Best Young Instructors”, and was included in the “Best Teachers” in the State of Ohio. Kyle received a Master Certification with Trackman and currently serves as an NBC Golf Channel Academy Lead Coach since January 2017. Kyle graduated from Seton Hall University in 2008.

Thomas Galvin

Thomas Galvin is the Hospitality Advisor of KGEM since August 2016. Further, Thomas is the President and CEO of Galvin Design Group, Inc. since April 1999. Thomas has a total of 37 years in the international restaurant, bar and food service design and consulting business. He has worked with the following entities:

•	General Mills Restaurants,

•	Bloomin’ Brands,

•	Darden Restaurants, Inc. from 1985 to 1996 and

•	Hard Rock Café from December 1996 to December 1998.

In addition, he has taught at the University of Central Florida - Rosen Hospitality School, and at Boston University. Thomas received a degree from Bowling Green University in 1981, Kent State University in 1984 and Cornell University in 1994.

Deb Miller

Deb Miller is the Strategy and Insights Advisor of KGEM since 2016. Deb is also the Principal Owner of Boulevard Strategies since July 2011. Deb has 34 years of retail design, marketing, strategy, market research and business planning experience. Deb has worked with Steelcase, Fidelity Investments, HSBC, Lowes Home Improvement, Borden Foods, Ford, Wendy’s, Citibank, Wells Fargo, Sprint, Simmons, and Seven Eleven to name a few. Deb graduated from The Ohio State University in 1984 and the University of Kansas in 1981.

David A. Morris III

David Morris is the Consulting Chief Financial Officer of KGEM since August 2016. David is also the Consulting Chief Financial Officer at ERC Homebuilders from March 2011 until present. David has over 30 years of experience in finance and financial forensics. During his tenure at KGEM, David will oversee the following:

•	tax planning,

•	compliance,

•	accounting,

•	audit,

•	forecasts and

•	investment analysis.

David’s’ career has included the Vice-Presidency of Finance at Belz Enterprises, a large real estate development and management company from. David graduated from the University of Wisconsin, La Crosse, in 1980 and is a Tennessee-licensed CPA.

Rod Turner

Rod Turner is the founder and CEO of Manhattan Street Capital, since April 2015. Rod was a senior executive at Symantec from Jan 1985 to March 1993 and has played a key role in building successful companies including Symantec/Norton (SYMC), Ashton-Tate (TATE), MicroPort and Knowledge Adventure Rod co-founded Irvine Ventures in 1999

Scott Smylie

Scott Smylie is the General Counsel and Secretary of GolfSuites 1 since December 2018. Previously, Scott practiced law in Florida at Monica L Sierra PLLC (May 2018 – November 2018), Meridian Partners in Florida (September 2016 - May 2018), and Bivins & Hemenway PA in Florida (May 2012 – June 2015). During Scott’s tenure he represented real estate developers, lenders, landlords and tenants, and business entities in a variety of corporate and real estate related transactions.  Scott graduated cum laude in 2003 from the University of Florida’s School of Law with a Juris Doctor, and also earned a Master’s of Science in Real Estate from the University of Florida’s School of Business that same year. As of March 2020, Scott Smylie is Consulting Legal Counsel and is no longer a full-time employee

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The company did not pay any of its officers or directors a salary through December 31, 2019.

The company intends to pay salaries beginning July 1 2020. The highest paid officers of the company will be paid as follow:

Name	Position	Annual Compensation
Gerald Ellenburg	CEO	$210,000
Ryan Koenig	Development Officer	$120,000

All compensation will be on behalf of the company by KGEM. GolfSuites 1 will reimburse KGEM at the applicable time. See “The Company’s Business – Management Services from KGEM” for additional information.

In the future, the company will have to pay its officers, directors and other employees, which will impact the company’s financial condition and results of operations, as discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The company may choose to establish an equity compensation plan for its management and other employees in the future. Further, as the company grows, the company intends to add additional executives, including but not limited to, a General Manager, a Food and Beverage Manager and a Golf Manager.

Item 4. Security Ownership of Management and Certain Securityholders

The following table sets out, as of December 31, 2019, GolfSuites 1 voting securities that are owned by our executive officers, directors and other persons holding more than 10% of the company’s voting securities.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Class B Common Stock	KGEM Golf, Inc. 2738 Falkenburg Road South, Riverview, FL 33578	18,000,000	N/A	100%

There are currently no outstanding shares of our Class A Common Stock and Preferred Stock.

The following table sets out, as of December 31, 2019, KGEM’s voting securities that are owned by our executive officers, directors and other persons holding more than 10% of the company’s voting securities.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Common Stock	Gerald Ellenburg	24,000,000	N/A	17.15%
	John Galvin	19,950,000	N/A	14.26%
	Ryan Koenig	19,950,000	N/A	14.26%
	Kyle Morris	19,950,000	N/A	14.26%

(1)	The address for all the executive officers, directors, and beneficial owners is c/o KGEM Golf, Inc. 2738 Falkenburg Road South, Riverview, FL 33578

15

Item 5. Interest of Management and Others in Certain Transactions

Gerald Ellenburg, David Morris and Ryan Koenig receive salaries from GolfSuites 1 and KGEM, and ERC HomeBuilders, Inc.

Relationship with KGEM

The company has received working capital to cover expenses and costs while preparing for the securities offering from KGEM in the amount of $65,655 as of November 10, 2018. The balance of these covered costs is recorded as a liability of the company.

The company has issued 18,000,000 shares of Class B Common Stock to KGEM, at par, in exchange for $180.

Management Services Agreement

The company has entered into a Management Services Agreement with KGEM. Pursuant to this agreement, KGEM is to provide the following to GolfSuites 1:

•	All licenses necessary for GolfSuites 1 to conduct its business,

•	Supervise the operations of GolfSuites 1,

•	Manage all necessary negotiations relating to the business, personnel, etc.

GolfSuites 1 is also expected to reimburse KGEM for certain direct and indirect costs, see “The Company’s Business – Management Services from KGEM”. The term of the agreement is for ten years. Upon expiration of the agreement it shall automatically renew for another ten years. Either party can terminate the agreement provided 180 days written notice has been given to the other party.

Relationship with Golf Room

On January 4, 2018, KGE, LLC (the predecessor of KGEM) entered into Membership Unit Purchase Agreement with Kyle Morris, one of our directors, and on December 24, 2018, KGEM and Kyle Morris entered into an addendum to that agreement (together with the Membership Unit Purchase Agreement the “MUP Agreement”).

Under the MUP Agreement, Kyle Morris purchased a 25% share of KGEM for nominal consideration along with granting the following non-exclusive licensing rights to KGEM (and to GolfSuites 1 through the Management Services Agreements):

•	Use of the name, and likeness of Kyle Morris; and

•	the Golf Room name and proprietary information related to the Golf Academy.

On February 15, 2019, KGEM entered into the Morris License Agreement with Kyle Morris. Pursuant to the Morris License Agreement a license is granted by Kyle Morris to KGEM to use his likeness, current business, and golf coaching concepts. In addition, it provides for a non-compete and a 10 year term.

On February 15, 2019 KGEM entered into a Consulting Agreement with Kylie Morris (the “Morris Consulting Agreement”). Pursuant to the Morris Consulting Agreement, protection of confidential information, non-competition and non-solicitation is provided for. In addition, it provides for a 10 year term and certain remedies.

Relationship with ERC Homebuilders, Inc.

Some of the parties involved with the operation and management of the company, including Gerald Ellenburg, Rod Turner and David Morris, Bryan Langton, Ryan Koenig, Scott Smylie, have other relationships that may create disincentives to act in the best interest of the company and its investors These parties are also involved with ERC Homebuilders, Inc. in similar capacities. These conflicts may inhibit or interfere with the sound and profitable operation of the company.

16

Relationship with Manhattan Street Capital

One of our directors, Rod Turner, is also the CEO of Manhattan Street Capital (“MSC”). MSC is listed our Regulation A offering on its platform. Further, KGEM has entered into a Consulting Agreement with MSC, which includes consulting services and technology services. Under the consulting and technology services the company paid MSC, $268,545 in addition to cashless 10 year warrants for 114,100 shares  of KGEM common stock with an exercise price of $0.25 per share.

KGEM has also entered into a Consulting Agreement with MSC. This agreement dated March 15, 2019 provides for consulting services and technology services related to a Regulation D Offering for KGEM

Item 6. Other Information

None.

17

Item 7. Financial Statements

GolfSuites 1, Inc.

(a Delaware corporation)

f/k/a KGEM Golf Midwest Inc.

Audited Financial Statements

For the inception period of October 25, 2018 through December 31, 2018

And the calendar year ending 2019

18

Financial Statements

GolfSuites 1, Inc.

Table of Contents

Independent Accountant’s Audit Report	20

Financial Statements and Supplementary Notes

Balance Sheets as of December 31, 2019 and 2018	22

Statement of Operations for the calendar year period of 2019 and the period of October 25, 2018 (inception) through December 31, 2018	23

Statement of Changes in Shareholders’ Equity/Deficit for the calendar year period of 2019 and the period of October 25, 2018 (inception) through December 31, 2018	24

Statement of Cash Flows for the calendar year period of 2019 and the period of October 25, 2018 (inception) through December 31, 2018	25

Notes and Additional Disclosures to the Financial Statements as of December 31, 2019	26

19

INDEPENDENT AUDITOR’S REPORT

June 12, 2020

To:	Board of Directors, GolfSuites 1, Inc.
Attn: Gerald D. Ellenburg

Re:	2019-2018 Financial Statement Audit

We have audited the accompanying consolidated financial statements of GolfSuites 1, Inc. (a corporation organized in Delaware) (the “Company”) formerly known as KGEM Golf Midwest Inc., which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of operations, stockholders’ equity/deficit, and cash flows for the calendar year period of 2019 and the period of October 25, 2018 (inception) and ending December 31, 2018, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

20

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations, shareholders’ equity and its cash flows for the calendar year period of 2019 and the period October 25, 2018 (inception) through December 31, 2018 in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in the Notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

June 12, 2020

21

GOLFSUITES 1, INC.

BALANCE SHEETS

As of December 31, 2019 and 2018

See accompanying Auditor’s Report and Notes to these Statements

	2019	2018
ASSETS
Current Assets:
Cash and cash equivalents	$32,866	$180
Deferred offering costs	0	3,333
Total Current Assets	32,866	3,513

Property, Plant and Equipment, net	NONE	NONE

TOTAL ASSETS	$32,866	$3,513

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Current Liabilities:
Advances from parent entity	$1,028,739	$86,854
Total Current Liabilities	1,028,739	86,854

Non-current Liabilities:
None	0	0

TOTAL LIABILITIES	1,028,739	86,854

Shareholders’ Equity:
Common stock, 200,000,000 authorized, $0.00001 par, 18,000,000 shares issued and outstanding	180	180
Preferred Stock, less current and deferred offering costs	(228,718)	0
Retained earnings, net of distributions	(767,335)	(83,521)
Total Stockholder’s Equity	(995,873)	(83,341)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$32,866	$3,513

22

GOLFSUITES 1, INC.

STATEMENT OF OPERATIONS

For the period calendar year period of 2019
and for the period of October 25, 2018 (inception) to December 31, 2018

See accompanying Auditor’s Report and Notes to these Statements

	2019	2018
Revenues	$0	$0
Cost of revenues	0	0
Gross Profit (Loss)	0	0

Operating Expenses:
Advertising and Marketing	655,422	27,667
General and administrative	28,392	55,854
Total Operating Expenses	683,814	83,521

Operating Income	(683,814)	(83,521)

Provision for Income Taxes	0	0

Net Income	(683,814)	(83,521)

23

GOLFSUITES 1, INC.

STATEMENT OF STOCKHOLDER’S EQUITY

For the period calendar year period of 2019
and for the period of October 25, 2018 (inception) to December 31, 2018

See accompanying Auditor’s Report and Notes to these Statements

	Common Stock			Accumulated	Total Stockholder’s
	Shares	Value	Preferred Stock	Earnings/Deficit	Equity (Deficit)
As of October 25, 2018 (inception)	0	$0	$0	$0	$0
Initial Share Issuance	18,000,000	$180			180
Net Income/(Loss)				(83,521)	(83,521)
Balance as of December 31, 2018	18,000,000	180		(83,521)	(83,341)
Share Issuance			381,295		381,295
Less: Current and deferred offering costs			(610,013)		(610,013)
Net Income/(Loss)				(683,814)	(683,814)
Balance as of December 31, 2019	18,000,000	$180	$(228,718)	$(767,335)	$(995,873)

24

GOLFSUITES 1, INC.

STATEMENT OF CASH FLOWS

For the period calendar year period of 2019
and for the period of October 25, 2018 (inception) to December 31, 2018

See accompanying Auditor’s Report and Notes to these Statements

	2019	2018
Cash Flows from Operating Activities
Net Income	$(683,814)	$(83,521)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
None	0	0
Net Cash Used in Operating Activities	(683,814)	(83,521)

Cash Flows from Investing Activities
None	0	0
Net Cash Used in Investing Activities	0	0

Cash Flows from Financing Activities
Advances from parent entity	941,885	86,854
Costs of offering	(606,680)	(3,333)
Issuance of shares	381,295	180
Net Cash Provided by Financing Activities	716,500	83,701

Net Change In Cash and Cash Equivalents	32,686	180

Cash and Cash Equivalents at Beginning of Period	180	0
Cash and Cash Equivalents at End of Period	32,866	$180

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$0	$0
Cash paid for income taxes	0	0

25

GOLFSUITES 1, INC.

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2019
See accompanying Auditors’ Report

NOTE 1 - NATURE OF OPERATIONS

GolfSuites 1, Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”) is an early stage company devoted to devoted to the development and operation of golf driving range and entertainment centers in the United States. The Company will operate under the brand GOLFSUITES. The Company will oversee the acquisition of land, zoning, entitlement, design, construction and operation of the planned facilities.

The Company incorporated in 2018 in the state of Delaware as KGEM Golf Midwest Inc. and changed its name in January 2019.

Since Inception, the Company has relied on advances from its current shareholder(s) to fund its operations. As of December 31, 2019, the Company had little working capital and will likely incur losses prior to generating positive working capital. These matters raise substantial concern about the Company’s ability to continue as a going concern (see Note 6). During the next 12 months, the Company intends to fund its operations with funding from a securities offering campaign (see Note 8) and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP"). The Company has selected December 31 as the year end as the basis for its reporting.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations. As of December 31, 2019, the Company is operating as a going concern.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of currency held in the Company’s checking account. As of December 31, 2019, the Company had $32,866 in a corporate checking account.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited and it has not experienced significant write-downs in its accounts receivable balances. As of December 31, 2019, the Company did not have any outstanding accounts receivable.

26

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets. As of December 31, 2019, the Company had recorded no depreciation.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. As of December 31, 2019, the Company had no fixed assets.

Deferred Offering Costs

The Company complies with the requirements of ASC 340-10.  The Deferred Offering Costs of the Company consist solely of legal and other fees incurred in connection with the capital raising efforts of the Company.  Under ASC 340-10, costs incurred are capitalized until the offering whereupon the offering costs are charged to members’ equity or expensed depending on whether the offering is successful or not successful, respectively.

During 2019 (and still ongoing in 2020), the Company is offering its securities in a Regulation A securities offering. In 2019, the Company raised approximately $381,295 by issuing shares of preferred stock. As of December 31, 2018, the Company had recorded a balance of deferred offering costs of $3,333. In 2019, the Company incurred an additional $606,680 in offering costs including legal costs, broker licensing and other costs. The Company is recording these current and deferred offering costs as a reduction of the equity raised in the securities offering. In 2019, the Company spent more in offering costs than the offering yielded.

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, cryptocurrency valuation and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.

The Company is taxed as a C Corporation for federal and state income tax purposes. As the Company has recently been formed, no material tax provision exists as of the balance sheet date.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of December 31, 2019, the unrecognized tax benefits accrual was zero.

The Company is current with its foreign, US federal and state income tax filing obligations and is not currently under examination from any taxing authority.

27

Revenue Recognition

In 2019, the Company adopted ASC 606, Revenue from Contracts with Customers, as of inception. There was no transition adjustment recorded upon the adoption of ASC 606. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services.

To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) the entity satisfies a performance obligation. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Since inception, the Company has not yet recognized any revenue.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with GAAP, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In August 2016, FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230).” ASU 2016-15 provides classification guidance for certain cash receipts and cash payments including payment of debt extinguishment costs, settlement of zero-coupon debt instruments, insurance claim payments and distributions from equity method investees. The standard is effective on January 1, 2018, with early adoption permitted. The Company is currently in the process of evaluating the impact the adoption will have on its financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our balance sheet.

NOTE 3 – INCOME TAX PROVISION

As described above, the Company was recently formed and has only incurred costs of its start-up operations and capital raising. As such, no material tax provision yet exists.

28

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Legal Matters

Company is not currently involved with and does not know of any pending or threatening litigation against the Company or founders.

NOTE 5 –EQUITY

As of December 31, 2018, the Company had authorized 200,000,000 shares of common stock, of which, 18,000,000 shares had been issued to its parent company, at par, in exchange for $180. In January 2019, the Company underwent a recapitalization of its share structure.

The Company converted the 18,000,000 shares of common stock into 18,000,000 shares of Class B Common Stock (which are still held by the Company’s parent).

Additionally, the Company has authorized 132,000,000 shares of Class A Common Stock and 50,000,000 shares of preferred stock, of which 10,000,000 shares are designated as Class A Preferred Stock which is convertible into Class A Common Stock.  None of the shares of the Class A Common Stock has been issued. In 2019, approximately $381,295 worth of shares of Preferred Stock have been issued.  The company intends to offer and sell the 10,000,000 shares of Class A Preferred Stock as part of a Regulation A securities offering (discussed more below).

Class A Common stockholders are entitled to a single vote per share and have equal dividend and liquidation preferences as Class B Common stockholders. Class B Common stockholders have five votes per share and shares of Class B Common Stock can be converted into shares of Class A Common Stock at the option of the holder. Class A Preferred stockholders are entitled to a single vote per share and to an 8 percent annual dividend, which will accrue if funds are not legally available to distribute, in addition to a liquidation preference. Shares of Class A Preferred Stock can be converted into shares of Class A Common Stock at the option of the holder and shares will automatically converted in the event of a qualified public offering, as defined in the Certificate of Incorporation, as amended.

NOTE 6 – GOING CONCERN

These financial statements are prepared on a going concern basis. The Company began operation in 2018 and has limited operating history. The Company’s ability to continue is dependent upon management’s plan to raise additional funds (see Note 7) and achieve and sustain profitable operations. The Company has borrowed significantly from an affiliate company for financial support during since inception. The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 7 – RELATED PARTY TRANSACTIONS

Related Party Transactions

The Company has received working capital to cover expenses and costs while preparing for the securities offering from parent company in the amount of $1,028,739 as of the balance sheet date. The balance of these covered costs is recorded as a liability of the Company. The Company has formalized some of these borrowings, but expects to repay all of these amounts whether a formal promissory note exists or not.

As these are agreements between related parties, there is no guarantee that these rates or costs are commensurate with an arm’s-length arrangement.

29

NOTE 8 – SUBSEQUENT EVENTS

Securities Offering

The Company continued a securities offering started in 2019 where we offered up to 10,000,000 shares of Class A Preferred Stock in a securities offering exempt from SEC registration under Regulation A, tier 2. The Company received qualification from the US Securities and Exchange Commission to proceed with the offering in May 2019 and closed the offering in May 2020. The Company engaged with various advisors and other professionals to facilitate the offering who were paid customary fees and equity interests for their work.

Management’s Evaluation

Management has evaluated subsequent events through June 12, 2020, the date the financial statements were available to be issued.  Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

30

Item 8: Exhibits

The documents listed in the Exhibit Index of this report are incorporated by reference, as indicated below.

2.1	Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation (1)
2.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (2)
2.3	Amended and Restated Certificate of Incorporation (3)
2.4	Bylaws (4)
4	Form of Subscription Agreement (5)
6.1	Reg A+ Engagement Agreement with Manhattan Street Capital dated July 15, 2019 (6)
6.2	Management Services Agreement between GolfSuites 1, Inc. and KGEM Golf, Inc. dated January 17, 2019 (7)
6.3	Promissory Note with KGEM Golf, Inc. dated November 10, 2018 (8)
6.4	Membership Unit Purchase Agreement in KGE, LLC dated January 4, 2018 (Kyle Morris) (9)
6.5	Addendum to Agreement Between KGEM Golf, Inc. and Kyle Morris dated December 24, 2018 (10)
6.6	License Agreement between KGEM Golf, Inc. and Kyle Morris dated February 15, 2019 (11)
6.7	Consulting Agreement between KGEM Golf, Inc. and Kyle Morris dated February 15, 2019 (12)
6.8	Dalmore Group, LLC Broker-Dealer Agreement dated July 12, 2019 (13)

(1) Filed as an exhibit to the GolfSuites 1, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10938) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1765347/000114420419016032/tv517039_ex2-1.htm
(2) Filed as an exhibit to the GolfSuites 1, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10938) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1765347/000114420419012509/tv515408_ex2-1.htm
(3) Filed as an exhibit to the GolfSuites 1, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10938) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1765347/000114420419002943/tv511546_ex2-1.htm
(4) Filed as an exhibit to the GolfSuites 1, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10938) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1765347/000114420419002943/tv511546_ex2-2.htm
(5) Filed as an exhibit to the GolfSuites 1, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10938) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1765347/000114420419019744/tv518939_ex4.htm

(6) Filed as an exhibit to the Form 1-U filed on September 30, 2019 (Commission File No. 24R-00224) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1765347/000114420419046426/tv530292_ex6-1.htm

(7) Filed as an exhibit to the GolfSuites 1, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10938) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1765347/000114420419002943/tv511546_ex6-2.htm

(8) Filed as an exhibit to the GolfSuites 1, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10938) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1765347/000114420419002943/tv511546_ex6-3.htm
(9) Filed as an exhibit to the GolfSuites 1, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10938) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1765347/000114420419002943/tv511546_ex6-4.htm
(10) Filed as an exhibit to the GolfSuites 1, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10938) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1765347/000114420419002943/tv511546_ex6-5.htm
(11) Filed as an exhibit to the GolfSuites 1, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10938) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1765347/000114420419012509/tv515408_ex6-6.htm
(12) Filed as an exhibit to the GolfSuites 1, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10938) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1765347/000114420419012509/tv515408_ex6-7.htm

(13) Filed as an exhibit to the Form 1-U filed on July 12, 2019 (Commission File No. 24R-00224) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1765347/000110465919069148/tm19243491_ex6-8.htm

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SIGNATURE

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in Riverview, State of Florida, on June 15, 2020.

GolfSuites 1, Inc.

/s/ Gerald Ellenburg

By Gerald Ellenburg
CEO of GolfSuites 1, Inc.

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

s/ Gerald Ellenburg

Gerald Ellenburg, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Director

Date: June 15, 2020

/s/ Ryan Koenig
Ryan Koenig, Director
Date: June 15, 2020

/s/ Kyle Morris
Kyle Morris, Director
Date: June 15, 2020

/s/ John Galvin
John Galvin, Director
Date: June 15, 2020

/s/ Rod Turner
Rod Turner, Director
Date: June 15, 2020

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